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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF FREMONT GENERAL CORPORATION

Each of the subsidiary companies does business under its incorporated name.

1.  Domestic Subsidiaries

NAME                                                     STATE OF INCORPORATION
- ----                                                     ----------------------
Beaver Insurance Company                                     California
Beaver Pacific Corporation                                   Delaware
Casualty Insurance Company                                   Illinois
CB Financial Services, Inc.                                  California
Comstock Insurance Company                                   California
FGC Commercial Mortgage Finance Co.                          California
Fremont Compensation Insurance Company                       California
Fremont Indemnity Company                                    California
Fremont Insurance Group, Inc.                                Delaware
Fremont Financial Corporation                                California
Fremont Funding, Inc.                                        Delaware
Fremont Health Corporation                                   California
Fremont Life Insurance Company                               Arizona
Fremont Pacific Insurance Group Incorporated                 California
Fremont Reinsurance Company                                  California
Fremont Syndicate, Inc.                                      New York
Investors Bancor                                             California
Fremont Investment & Loan                                    California
Pacific Compensation Insurance Corporation                   California
Menlo Life Insurance Company                                 California
Fremont Premium Finance Corporation                          California
Workers Compensation and Indemnity Company                   California

2. Foreign Subsidiaries

NAME                                                  STATE OF  INCORPORATION
- ----                                                  -----------------------
Fremont Reinsurance Co., Ltd.                                 Bermuda